EXHIBIT 2.6

COSAN S.A.,

as Company

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee, Principal Paying Agent, Registrar and Transfer Agent

____________________

SECOND SUPPLEMENTAL INDENTURE

Dated as of May 2, 2022

____________________

5.500% Senior Notes
Due September 20, 2029

SECOND SUPPLEMENTAL INDENTURE (the “Second Supplemental Indenture”), dated as of May 2, 2022, between Cosan S.A., a sociedade anônima (corporation) organized and validly existing under the laws of the Federative Republic of Brazil (the “Company”) and U.S. Bank Trust Company, National Association, as trustee, principal paying agent, registrar and transfer agent (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and the Trustee are parties to the Indenture dated as of July 31, 2019, as supplemented by a supplemental indenture dated February 18, 2021 (together, the “Indenture”), relating to the Company’s 5.500% senior notes due September 20, 2029 (the “Notes”);

WHEREAS, Section 9.02 of the Indenture permits the Company and the Trustee, together, to amend or supplement the Indenture for the purposes set forth herein with the consent of Holders;

WHEREAS, the Company has solicited consents from the Holders of the Notes to a certain proposed amendment (the “Proposed Amendment”), pursuant to the terms and subject to the conditions set forth in the Consent Solicitation Statement, dated April 25, 2022 (the “Consent Solicitation”);

WHEREAS, the Company has obtained the requisite consents to the Proposed Amendment to the Indenture set forth in this Second Supplemental Indenture;

WHEREAS, the Trustee has received an Officers’ Certificate of the Company in accordance with Sections 9.04, 10.03 and 10.04 of the Indenture and an Opinion of Counsel in accordance with Sections 9.04, 10.03 and 10.04 of the Indenture;

WHEREAS, each of the conditions in the Indenture necessary to give effect to the amendments set forth herein have been satisfied;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee hereby agree as follows:

Article 1
Definitions and Other Provisions of General Application

Section 1.01.      Definitions.  All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture. All definitions in the Indenture shall be read in a manner consistent with the terms of this Supplemental Indenture.

Section 1.02.      Headings. The headings of the sections herein have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

1

Article 2
Amendments to the Indenture

Section 2.01.      Insertion of Issuer Substitution Provisions. The following provisions shall be added as Article 11, Section 11.01 of the Indenture, as follows:

ARTICLE 11

SUBSTITUTION OF THE ISSUER

Section 11.01. Substitution of the Issuer.  The Issuer may, without the consent of any Holder of the Notes, be replaced and substituted by any direct or indirect Substantially Wholly-Owned Subsidiary as principal debtor in respect of the Notes (in that capacity, the “Substituted Issuer”); provided that the following conditions are satisfied:

(a)         such documents shall be executed by the Substituted Issuer, the Issuer and the Trustee as may be necessary to give full effect to the substitution, including a supplemental indenture under which the Substituted Issuer assumes all of the Issuer’s obligations under this Indenture and the Notes (the “Issuer Substitution Documents”); and pursuant to which the Substituted Issuer shall undertake in favor of each Holder, the Trustee and the Agents to be bound by the terms and conditions of the Notes and the provisions of this Indenture as fully as if the Substituted Issuer had been named in the Notes and herein as the principal debtor in respect of the Notes in place of the Issuer (or any previous substitute) and pursuant to which Cosan S.A. shall unconditionally and irrevocably guarantee in favor of each Holder the payment of all sums payable by the Substituted Issuer as the principal debtor in respect of the Notes on the same terms mutatis mutandis as the Substituted Issuer; provided, that all references to the “Company” in the Indenture, including in the covenants and Events of Default, shall continue to be references to Cosan S.A. and shall continue to apply to Cosan S.A., it being the intent that the rights of Holders in respect of the Notes shall be unaffected by such substitution;

(b)         if the Substituted Issuer is organized in a jurisdiction other than Brazil, the Issuer Substitution Documents will contain covenants (i) to ensure that each Holder of Notes has the benefit of a covenant in terms corresponding to the obligations of the Issuer, in respect of the payment of Additional Amounts; and (ii) to indemnify the Holder of Notes against all taxes or duties that arise by reason of a law or regulation in effect on the effective date of the substitution that are incurred or levied against such Holder in Brazil as a result of the substitution and that would not have been so incurred or levied had the substitution not been made;

(c)         the Issuer shall have promptly delivered, or procured the prompt delivery, to the Trustee of a legal opinion from a firm of lawyers in the country of incorporation of the Substituted Issuer, to the effect that the Issuer Substitution Documents constitute legal, valid and binding obligations of the Substituted Issuer;

(d)         the Issuer shall have promptly delivered, or procured the prompt delivery, to the Trustee of a legal opinion from a firm of Brazilian lawyers acting for the Issuer to the effect that the Issuer Substitution Documents constitute legal, valid and binding obligations of the Issuer;

2

(e)         the Issuer shall have promptly delivered, or procured the prompt delivery, to the Trustee of a legal opinion from a firm of New York lawyers to the effect that the Issuer Substitution Documents constitute legal, valid and binding obligations of the parties thereto under New York law;

(f)          the Substituted Issuer shall have appointed a process agent in the Borough of Manhattan, the City of New York to receive service of process on its behalf in relation to any legal action or proceedings arising out of or in connection with the Notes or the Issuer Substitution Documents;

(g)         the Issuer has confirmed that any credit rating assigned to the Notes will remain the same or be improved when the Substituted Issuer replaces and substitutes the Issuer in respect of the Notes;

(h)         no Event of Default has occurred or is continuing in respect of the Notes;

(i)           the substitution shall comply with all applicable requirements under the laws of the jurisdiction of organization of the Substituted Issuer and Brazil; and

(j)           if a Substantially Wholly-Owned Subsidiary becomes the Substituted Issuer, it agrees to be subject to the following limitations and restrictions:

(1)      The Substituted Issuer shall not engage in any business except for (i) the issuance, sale, redemption, repurchase or defeasance of the Notes, Additional Notes and any other Debt not otherwise prohibited for Cosan S.A. by this Indenture and any activities incidentally related thereto;

(ii) the entering into Affiliate loans and cash management transactions, including  import and export financing transactions and any activities reasonably related thereto; (iii) the entering into Hedging Agreements for the purpose of limiting risks associated with the business of the Substituted Issuer and not for speculation; and (iv) as required by law;

(2)       The Substituted Issuer shall not create, assume, Incur or suffer to exist any Lien upon any properties or assets whatsoever, except for any liens permitted under Section 4.09;

(3)       The Substituted Issuer shall not enter into any consolidation, merger, amalgamation, or other form of combination with any Person except for a Substantially Wholly-Owned Restricted Subsidiary that assumes the obligations under the Notes and this Indenture (to the extent the Substituted Issuer is not the surviving entity); and

(4)       Cosan S.A. will own, at all times, directly or indirectly, at least 75% of the Voting Stock of the Substituted Issuer.

Upon the execution of the Issuer Substitution Documents as referred to in paragraph (1) above, the Substituted Issuer shall be deemed to be named in the Notes as the principal debtor in place of the Issuer (or of any previous substitute under these provisions) and the Notes shall thereupon be deemed to be amended to give effect to the substitution. The execution of the Issuer Substitution Documents shall operate to release the Issuer (or such previous substitute as aforesaid) from all its obligations in respect of the Notes and this Indenture, including its obligation to indemnify the Trustee and Agents under this Indenture (other than that Cosan S.A., when replaced as Issuer, will become a guarantor in respect of the Notes and the covenants and Events of Default shall continue to apply to Cosan S.A.).

3

The Issuer Substitution Documents shall be deposited with and held by the Trustee for so long as any Note remains outstanding and for so long as any claim made against the Substituted Issuer or the Issuer by any Holder in relation to the Notes or the Issuer Substitution Documents shall not have been finally adjudicated, settled or discharged.

Not later than 10 Business Days after the execution of the Issuer Substitution Documents, the Substituted Issuer shall give notice thereof to the Holders in accordance with the provisions described herein.

Section 2.02.      Insertion of Certain Additional Definitions. The following definitions shall be added to Section 1.01 of the Indenture, inserted in alphabetical order:

“Issuer Substitution Documents” has the meaning assigned to such term in Section 11.01(a).

“Substituted Issuer” has the meaning assigned to such term in Section 11.01.

“Substantially Wholly-Owned” means, with respect to any Subsidiary, a Subsidiary at least 90% of the outstanding Capital Stock of which (other than director’s or other similar qualifying shares) is owned by Cosan S.A. (or its successors pursuant to Article 5(a)) or one or more Wholly-Owned Subsidiaries (or a combination thereof) of Cosan S.A. (or its successors pursuant to Article 5(a)).

“Wholly-Owned” means, with respect to any Subsidiary, a Subsidiary all of the outstanding Capital Stock of which (other than any director’s or other similar qualifying shares) is owned by Cosan S.A. (or its successors pursuant to Article 5(a)).

Article 3
Ratification of Other Terms and Conditions of the Indenture

Section 3.01.      Indenture to remain in effect.  Except as expressly modified herein, the Indenture shall continue in full force and effect in accordance with its terms.  Upon the execution of this Second Supplemental Indenture, the Indenture and the Notes shall be deemed to be modified and amended in accordance with this Second Supplemental Indenture and each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as supplemented and amended hereby, unless the context otherwise requires, and all the terms and conditions of this Second Supplemental Indenture shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

Article 4
Miscellaneous

Section 4.01.      Provisions of Indenture and Notes for the Sole Benefit of Parties and Holders of Notes.  Nothing in this Second Supplemental Indenture or the Notes, expressed or implied, shall give to any entity other than the parties hereto and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture or the Notes.

4

Section 4.02.      No Recourse Against Others.  No director, officer, employee or shareholder, as such, of the Company, the Trustee or the Principal Paying Agent shall have any liability for any obligations of the Company or the Trustee respectively, under the Second Supplemental Indenture, the Indenture or the Notes or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder is deemed to have waived and released all such liability. The waiver and release was deemed be part of the consideration for the issue of Notes.

Section 4.03.      Governing Law.  THIS SECOND SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Section 4.04.      Submission to Jurisdiction; Agent for Service; Waiver of Immunities. (a) By the execution and delivery of this Second Supplemental Indenture, the Company (i) acknowledges that it hereby designates and appoints Cogency Global Inc. the (“Authorized Agent”) located at 122 East 42nd Street, 18th Floor New York, NY 10168, as its authorized agent upon which process may be served in any suit, action or proceeding with respect to, arising out of, or relating to, the Notes or the Indenture, that may be instituted in any Federal or state court in the State of New York, The City of New York, the Borough of Manhattan, or brought under Federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledges that the Authorized Agent has accepted such designation. (b) The parties hereto ratify the provisions of Section 10.07 of the Indenture with respect to this Second Supplemental Indenture, as if such provisions were set forth in their entirety herein.

Section 4.05.      Successors.  All agreements of the Company hereunder and under the Indenture and the Notes will bind its successors. All agreements of the Trustee in the Indenture will bind its successor.

Section 4.06.      Duplicate Originals.  The parties may sign any number of copies of this Second Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The words “execution,” “signed,” “signature,” and words of like import in this Second Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

5

Section 4.07.      Separability.  In case any provision in this Second Supplemental Indenture or in the Notes, or any portion thereof, is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions, or any portions thereof, will not in any way be affected or impaired thereby.

Section 4.08.      No Liability of the Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture, or the Notes or for or in respect of the recitals contained herein, all of which are made solely by the Company.

[Remainder of Page Intentionally Blank – Signature Page Follows]

6

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

COSAN S.A.
By:	/s/ Luis Henrique Cals de Beauclair Guimarães
Name: Luis Henrique Cals de Beauclair Guimarães
Title: CEO

By:	/s/ Ricardo Lewin
Name: Ricardo Lewin
Title: CFO and Investor Relations Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Michelle Mena-Rosado
Name: Michelle Mena-Rosado
Title: Vice President